Exhibit 1

EMBRAER REPORTS SECOND QUARTER 2006 DELIVERIES AND TOTAL COMPANY BACKLOG

São José dos Campos, July 14, 2006 - Embraer (Bovespa: EMBR3; NYSE: ERJ) today announced its second-quarter 2006 deliveries and Company backlog for the Commercial Aviation, Executive Aviation and Defense and Government segments.

Deliveries by segment were as follows:

Deliveries by Segment *	2Q06		1H06

Commercial Aviation
ERJ 145	5		9
EMBRAER 170	9	(1)	17	(2)
EMBRAER 175	4		5
EMBRAER 190	12		20
Total Commercial Aviation	30		51
Executive Aviation
Legacy 600	5		9
Total Executive Aviation	5		9
Defense and Government **
EMBRAER 170	—		2
EMBRAER 190	1		1
Total Defense Market	1		3
Total	36		63

*	Units identified in parentheses were aircraft delivered under operating leases
**	Includes only deliveries of executive jets configured for authority transportation and aircraft delivered to state-run airlines

Out of the total 145 aircraft expected to be delivered in 2006, Embraer delivered 63 in the first half of 2006.

During the second quarter of 2006 South African Airlink canceled its contract for ERJ 135 aircraft and placed an order for two EMBRAER 170 jets.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Embraer maintains its delivery forecast of 145 aircraft in 2006 and 150 aircraft in 2007.

As of June 30, 2006, Embraer’s firm order backlog, including the Commercial Aviation, Executive Aviation and Defense and Government segments totaled US$10.2 billion.

Embraer’s order book by product at June 30, 2006 was as follows:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog

ERJ 145 Family
ERJ 135	108	2	108	—
ERJ 140	74	—	74	—
ERJ 145	682	157	676	6
Total ERJ 145 Family	864	159	858	6
EMBRAER 170/190 Family
EMBRAER 170	144	116	111	33
EMBRAER 175	22	—	19	3
EMBRAER 190	253	286	33	220
EMBRAER 195	36	40	—	36
Total EMBRAER 170/190 Family	455	442	163	292
Total	1319	601	1021	298

Note: Backlog includes orders for the Defense segment placed by state-run airlines (Satena and TAME).

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Investor Relations

Tel: +55 12 3927 4404
Fax: +55 12 3922 6070
e-mail: investor.relations@embraer.com.br

Embraer Image Gallery

Visit the Embraer Image Gallery at www.embraer.com

Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s leading manufacturer of Commercial jets up to 110 seats with 36 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global Airline, Executive, and Defense and Government markets.  With headquarters in São José dos Campos, state of São Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil’s leading exporting companies. As of June 30, 2006, Embraer had a total workforce of 17,538 people, and its firm order backlog totaled US$10.2 billion.

This document may contain forward-looking statements regarding circumstances or events yet to take place. Such statements are based largely on current expectations, forecasts of future events, assumptions and on financial tendencies that affect the Company’s businesses, may prove not to be accurate and are not guarantees of performance.  They are subject to risks, uncertainties and assumptions that are difficult to predict and that may include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon; and existing and future governmental regulations.  The actual results can, therefore, differ substantially from those previously published as Company expectations.  Further, in view of the inherent risks and uncertainties, the estimates, events and circumstances in such statements may not occur.  The words “believe”, “may”, “is able”, “will be able”, “estimate”, “intend”, “continue”, “project”, “anticipate”, “expect” and other similar terms are supposed to identify such forward-looking statements. The Company is not obligated to publish updates nor to revise any such statements due to new information, future events or otherwise.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Attachment:

FIRM ORDER BACKLOG
June 30, 2006

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 135	108	108	—

American Eagle (USA)	40	40	—
British Midland (UK)	3	3	—
City Airline AB (Sweden)	2	2	—
ExpressJet (USA)	30	30	—
Flandre Air (France)	3	3	—
Jet Magic (Ireland)	1	1	—
Luxair (Luxembourg)	2	2	—
Pan Européenne (France)	1	1	—
Proteus (France)	3	3	—
Regional Airlines (France)	3	3	—
Republic Airways (USA)	15	15	—
South African Airlink (South Africa)	5	5	—

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 140	74	74	—

American Eagle (USA)	59	59	—
Republic Airways (USA)	15	15	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Orders Backlog

ERJ 145	682	676	6

Aerolitoral (Mexico)	5	5	—
Air Caraibes (Guadalupe)	2	2	—
Alitalia (Italy)	14	14	—
American Eagle (USA)	118	118	—
Axon (Greece)	3	3	—
British Midland (UK)	9	9	—
British Regional Airlines (UK)	23	23	—
Brymon (UK)	7	7	—
China Southern (China)	6	6	—
China Eastern Jiangsu (China)	5	4	1
China Eastern Wuhan (China)	5	—	5
Cirrus (Germany)	1	1	—
ExpressJet (USA)	245	245	—
ERA (Spain)	2	2	—
Flandre Air (France)	5	5	—
GECAS (PB Air - Thailand)	2	2	—
KLM EXEL (Holand)	2	2	—
Lot Polish (Poland)	14	14	—
Luxair (Luxembourg)	9	9	—
Mesa (USA)	36	36	—
Portugalia (Portugal)	8	8	—
Proteus (France)	8	8	—
Regional (France)	15	15	—
Republic Airways (USA)	60	60	—
Rheintalflug (Austria)	3	3	—
Rio Sul (Brazil)	16	16	—
Satena (Colombia)	3	3	—
Sichuan (China)	5	5	—
Skyways (Sweden)	4	4	—
Swiss (Switzerland)	25	25	—
Transtates (USA)	22	22	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 170	144	111	33
Alitalia (Italy)	6	6	—
Saudi Aarabian Airlines (Saudi Arabia)	15	8	7
Cirrus (Germany)	2	2	—
Finnair (Finland)	10	6	4
Gecas (USA)	8	8	—
Lot Polish (Poland)	6	6	—
Republic Airlines (USA)	48	43	5
Swiss (Switzerland)	15	—	15
South African Airlink (South Africa)	2	—	2
US Airways (USA)	28	28	—
Paramount (India)	2	2	—
TAME (Ecuador)	2	2	—

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 175	22	19	3

Air Canada (Canada)	15	15	—
Lot Polish (Poland)	4	4	—
Gecas (USA)	3	—	3

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 190	253	33	220

Air Canada (Canada)	45	11	34
AeroRepublica (Colombia)	5	—	5
Copa (Panama)	15	4	11
Finnair (Finland)	6	—	6
Gecas (USA)	17	—	17
JetBlue (USA)	101	17	84
Regional (France)	6	—	6
US Airways (USA)	57	—	57
Tame (Ecuador)	1	1	—

Customer	Firm Orders	Delivered	Firm Orders Backlog

EMBRAER 195	36	—	36

GECAS (USA)	3	—	3
Flybe (UK)	14	—	14
Royal Jordanian (Jordan)	4	—	4
Swiss (Switzerland)	15	—	15

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866